SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of the earliest event reported):   December 21, 2006
NEUROCRINE BIOSCIENCES, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-22705	33-0525145
(State or other	(Commission File	(IRS Employer Identification
jurisdiction of	Number)	No.)
incorporation or
organization)

12790 El Camino Real		92130
(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code: (858) 617-7600
N/A
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2 (b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

ITEM 5.02 OTHER EVENTS
ITEM 9.01. EXHIBITS
SIGNATURES
EXHIBIT INDEX
EXHIBIT 10.1
EXHIBIT 99.1

ITEM 5.02 OTHER EVENTS.
On December 21, 2006, the Company announced that Wendell Wierenga, Ph.D, Executive Vice President of Research and Development has resigned from the Company. Dr. Wierenga will remain as a consultant to the Company through 2008. The Company will pay Dr. Wierenga $25,000 per year, which is payable in four bi-annual installments of $12,500 beginning on June 1, 2007 and ending on December 31, 2008 for a maximum retainer of $50,000. The Company also announced that Christopher O’Brien, M.D., Senior Vice President of Clinical Development, has been appointed Chief Medical Officer, Haig Bozigian, Ph.D has been promoted to Senior Vice President of Pharmaceutical and Preclinical Development and Dimitri E. Grigoriadis, Ph.D has been promoted to Vice President of Research.
ITEM 9.01. EXHIBITS
10.1	Consulting agreement between Neurocrine Biosciences, Inc. and Wendell Wierenga Ph.D.
99.1	Press release dated December 21, 2006.

SIGNATURES
     Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: December 21, 2006	NEUROCRINE BIOSCIENCES, INC.
/s/ Timothy P. Coughlin
Timothy P. Coughlin
Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit
Number	Document Description
10.1	Consulting agreement between Neurocrine Biosciences, Inc. and Wendell Wierenga, Ph.D.
99.1	Press release dated December 21, 2006